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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e) (2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    @PLAN.INC
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)      Title of each class of securities to which transaction
                  applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid: $19,134
         2)       Form, Schedule or Registration Statement No.: 333-50840
         3)       Filing Party: DoubleClick, Inc.
         4)       Date Filed: 11-28-00


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                                  [@plan Logo]

                        Three Landmark Square, Suite 400
                           Stamford, Connecticut 06901

                         ------------------------------

                 AMENDED NOTICE OF SPECIAL SHAREHOLDERS' MEETING
                  TO BE HELD AT 10:00 A.M. ON FEBRUARY 2, 2001

                         ------------------------------

To the Shareholders of @plan.inc:

         This Amended Notice is Hereby Given in respect of the special meeting of shareholders of @plan.inc to be held at The Westin Stamford Hotel, 1 First Stamford Place, Stamford, Connecticut 06902, at 10:00 a.m., local time on February 2, 2001 for the following purposes:

                  1. The Merger. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger and Reorganization (as amended) among DoubleClick Inc., Atlas Merger Sub, Inc., Atlas Acquisition Corp. and @plan;

                  2. Authority to Adjourn. To grant the @plan board of directors discretionary authority to adjourn the special shareholders' meeting to solicit additional votes for approval of the Amended and Restated Agreement and Plan of Merger and Reorganization (as amended); and

                  3. Other Business. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

         Only shareholders of record at the close of business on December 19, 2000 are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. Holders of shares of @plan's common stock held of record at the close of business on the record date are entitled to one vote per share on each matter considered and voted on at the special shareholders' meeting. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special shareholders' meeting is required to approve the amended and restated merger agreement (as amended). A list of shareholders as of the record date will be open for examination during the special shareholders' meeting and at @plan's offices, Three Landmark Square, Suite 400, Stamford, Connecticut 06901, beginning two business days after notice of the special shareholders' meeting was first given.

         THE BOARD OF DIRECTORS OF @PLAN RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED AND RESTATED MERGER AGREEMENT (AS AMENDED).

         Your vote is important regardless of the number of shares you own. To ensure that your shares are represented at the special shareholders' meeting, we urge you to complete, date and sign your proxy and mail it promptly, whether or not you plan to attend the special shareholders' meeting in person. You may revoke your proxy in the manner set forth in the proxy statement/prospectus relating to the merger, dated December 22, 2000 at any time before it has been voted at the special shareholders' meeting. You may vote in person at the special shareholders' meeting even if you have returned a proxy.


                                    By Order of The Board of Directors,

                                    /s/ Mark K. Wright

                                    MARK K. WRIGHT
                                    Chairman

Stamford, Connecticut
January 22, 2001